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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                                March 4, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-BLUE CHIP STOCK SERIES 4                  1017051  333-0620   811-3044


DEFINED ASSET FUNDS-CIF ITS-28                                791016   33-37445   811-2295


DEFINED ASSET FUNDS-MITF IS-186                               803863   33-49159   811-1777
DEFINED ASSET FUNDS- IS-229 DAF                               804050   33-63533   811-1777

DEFINED ASSET FUNDS-MITF MSS 8E                               868136   33-38261   811-1777
DEFINED ASSET FUNDS-MITF MSS 9R                               868189   33-44310   811-1777
DEFINED ASSET FUNDS-MITF MSS-23                               892848   33-49233   811-1777


DEFINED ASSET FUNDS-MPS-316 DAF                               893496   33-50347   811-2295
DEFINED ASSET FUNDS-CIF MPS-400                               893504   333-1303   811-2295


DEFINED ASSET FUNDS- MSS 53 DAF                               909999   33-51051   811-1777

DEFINED ASSET FUNDS- ITS 223 DAF                              910369   33-51425   881-1777


DEFINED ASSET FUNDS-ITS-56 DAF                                914812   33-63437   811-2295


DEFINED ASSET FUNDS- MSS-78 DAF                               924251   33-56365   811-1777

DEFINED ASSET FUNDS- MPS-602 DAF                              924322   333-1249   811-1777

DEFINED ASSET FUNDS- ITS-245 DAF                              924335   33-56549   811-1777

DEFINED ASSET FUNDS- MSS-302                                  947084   333-1196   811-1777
DEFINED ASSET FUNDS- MSS-304                                  947087   333-1343   811-1777

TOTAL:   17 FUNDS

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